UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/04/2006

VistaPrint Limited
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51539

Bermuda	98-0417483
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Canon's Court
22 Victoria Street
Hamilton, Bermuda HM 12
(Address of principal executive offices, including zip code)

(441) 295-2244
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On August 4, 2006, the board of directors of VistaPrint Limited (the "Registrant") approved the following recommendations of the Registrant's Compensation Committee (the "Committee") regarding the compensation of the Registrant's executive officers for fiscal year 2007, which recommendations have been developed with the input and assistance of outside compensation consultants:

       Name                   Title                   Base Salary       Target Bonus       Maximum Bonus

Robert Keane             President/CEO    $337,050         $252,788          $631,964

Alexander Schowtka    EVP&COO          $200,000         $110,000          $274,997
Anne Drapeau               EVP&CPO         $225,000         $128,000          $319,997
Janet Holian                   EVP&CMO          $225,000          $128,000          $319,997

The foregoing compensation recommendations were made effective retroactive to July 1, 2006, the beginning of the Registrant's 2007 fiscal year.

In addition, on August 4, 2006, the Registrant's board of directors approved, upon the recommendation of the Committee, the Registrant's Executive Officer Fiscal Year 2007 Bonus Plan (the "Bonus Plan"). An executive officer's bonus pursuant to the Bonus Plan is determined based solely upon the Registrant's performance against quarterly and annual revenue and earnings per share targets. A copy of the Bonus Plan is attached to this Current Report as Exhibit 10.1 and is incorporated herein by this reference.

Item 9.01.    Financial Statements and Exhibits

10.1   Executive Officer Fiscal Year 2007 Bonus Plan.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VistaPrint Limited

Date: August 08, 2006	By:	/s/ Robert S. Keane
Robert S. Keane
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Executive Officer Fiscal Year 2007 Bonus Plan.